Exhibit 32(b)

Certification of
Chief Financial Officer
Of 99¢ Only Stores

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K (the "Report") for the period ended March 31, 2007 of 99¢ Only Stores (the "Issuer").

I, Robert Kautz, the Chief Financial Officer of the Issuer certify that to the best of my knowledge:

     (i) the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: June 28, 2007

By:   /s/ Robert Kautz
Name:   Robert Kautz
Title:     Chief Financial Officer